Exhibit (h)(1)

                MASTER TRANSFER AGENCY AND SERVICE AGREEMENT FOR
                JOHN HANCOCK FUNDS II AND JOHN HANCOCK FUNDS III


Master Transfer Agency and Service Agreement made as of the 2nd day of September, 2005 by and between each investment company listed in Appendix A and advised by John Hancock Investment Management Services, LLC, having its principal office and place of business at 601 Congress Street, Boston, Massachusetts, 02210, and John Hancock Signature Services, Inc., a Delaware corporation having its principal office and place of business at The Schraffts Center, Charlestown, Massachusetts, 02129 ("JHSS").

                                   WITNESSETH:
                                   ----------

WHEREAS, each investment company desires to appoint JHSS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and

WHEREAS, JHSS desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1   Definitions
            -----------

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Fund" shall mean each investment company that has adopted this agreement and is listed on Appendix A hereto. If the Fund is a Massachusetts business trust (a "Trust") or Maryland corporation (a "Corporation"), it may in the future establish and designate other separate and distinct series of shares, each of which may be called a "series" or a "portfolio"; in such case, the term "Fund" shall also refer to each such separate series or portfolio.

     (b) "Board" shall mean the board of directors/trustees/managing general partners/director general partners of the Fund, as the case may be.


Article 2   Terms of Appointment; Duties of JHSS
            ------------------------------------

2.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints JHSS to act, and JHSS agrees to act, as transfer agent and dividend dispersing agent with respect to the authorized and issued shares of beneficial interest ("Shares") of the Fund subject to this Agreement and to provide to the shareholders of the Fund ("Shareholders") such services in connection therewith as may be set out in the prospectus of the Fund from time to time.

2.02 JHSS agrees that it will perform the following services:

     (a) In accordance with procedures established from time to time by agreement between the Fund and JHSS, JHSS shall:

          (i)Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Fund's Custodian authorized pursuant to the Fund's Declaration of Trust or Articles of Incorporation (the "Custodian");

          (ii)Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

          (iii)Receive  for  acceptance,   redemption  requests  and  redemption
          directions and deliver the appropriate documentation therefor to the Custodian;

          (iv)At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

          (v)Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

          (vi)Prepare and transmit payments for dividends and distributions declared by the Fund, processing the reinvestment of distributions on the Fund at the net asset value per share for the Fund next computed after the payment (in accordance with the Fund's then-current prospectus);

          (vii)Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

          (viii)Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) of the rules and regulations of the Securities Exchange Act of 1934 a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. JHSS shall also provide the Fund, on a regular basis, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of these Shares or to take cognizance of any laws relating to the issue or sale of these Shares, which functions shall be the sole responsibility of the Fund.

     (b) In calculating the number of Shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase payments owed, JHSS shall use the net asset value per share (as described in the Fund's then-current prospectus) computed by it or such other person as may be designated by the Fund's Board. All issuances, redemptions or repurchases of the Funds' shares shall be effected at the net asset values per share next computed after receipt of the orders in good order and such orders shall become irrevocable as of the time such values are next computed.

     (c) In addition to and not in lieu of the services set forth in the above paragraph (a), JHSS shall: (i) perform all of the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of the Fund's Shares sold in each State.

     (d) In addition, the Fund shall (i) identify to JHSS in writing those transactions and assets to be treated as exempt from the blue sky reporting for each State and (ii) verify the establishment of transactions for each

     State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of JHSS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of these transactions to the Fund as provided above.

     (e) Additionally, JHSS shall:

          (i) Utilize a system to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund of the transactions so identified on a daily and cumulative basis.

          (ii) If upon any day the cumulative net effect of such transactions upon the Fund is negative and exceeds a dollar amount equivalent to 1/2 of 1 cent per share, JHSS shall promptly make a payment to the Fund in cash, in such amount as may be necessary to reduce the negative cumulative net effect to less than 1/2 of 1 cent per share.

          (iii) At the end of a calendar year, any positive cumulative net effect upon a Fund of such transactions shall be deemed to be a credit to JHSS which shall first be applied to permit JHSS to recover any prior cash payments made by it to the Fund under paragraph (ii) above during the calendar year, in an amount equal to prior payments made by JHSS during such calendar year, but not exceeding the sum of that calendar year's credit. Any portion of a credit to JHSS not so used by it by the end of a calendar year will not be allowed to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment. The cumulative net effect upon the Fund shall be reset to zero on the first business day of the next calendar year.

          (iv) JHSS shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the transactions identified pursuant to paragraph (i) above, and the daily and cumulative net effects of such transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time. JHSS shall promptly advise the Fund if at any time the cumulative net effect exceeds a dollar amount equivalent to 1/2 of 1 cent per share.

          (v) In the event that this Agreement is terminated for whatever cause, or this provision 2.02 (e) is terminated pursuant to paragraph (vi) below, the Fund shall promptly pay to JHSS an amount in cash equal to the amount by which the cumulative net effect upon the Fund is positive or, if the cumulative net effect upon the Fund is negative, JHSS shall promptly pay to the Fund an amount in cash equal to the amount of such cumulative net effect.

          (vi) This provision 2.02 (e) of the Agreement may be terminated by JHSS at any time without cause, effective as of the close of business on the date written notice (which may be by telex) is received by the Fund.

     (f) Procedures applicable to certain of these services described in this paragraph 2.02(a) through (e) may be established from time to time by agreement between the Fund and JHSS. JHSS may subcontract for the performance hereof with any other entity registered as a transfer agent under Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, in order to comply with the terms and conditions of this Agreement; provided, however, that (i) upon engagement of any such subcontractor, and at least annually thereafter, JHSS discloses to the Board the financial terms of such subcontract and a summary of the services provided to the Fund pursuant to such subcontract, and (ii) JHSS shall be as fully responsible to the Fund for any acts or omissions of any such subcontractor as JHSS is for its own acts and omissions.

Article 3   Fees and Expenses
            -----------------

3.01 For performance by JHSS pursuant to this Agreement, the Fund agrees to pay JHSS a fee as set out in Appendix A attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 3.02 below may be changed from time to time subject to mutual written agreement between the Fund and JHSS.

3.02 In addition to the fee paid under Section 3.01 above, the Fund agrees to reimburse JHSS for out-of-pocket expenses or advances incurred by JHSS for the items set out in the fee schedule in Appendix B attached hereto. In addition, any other expenses incurred by JHSS at the request or with the consent of the Fund, will be reimbursed by the Fund.

3.03 The Fund agrees to pay all fees and reimbursable expenses promptly following the mailing of the respective billing notice.

3.04 Using Lipper as a guideline, JHSS will from time to time waive asset based charges when Transfer Agent expenses exceed industry averages by 5 basis points.

Article 4   Representations and Warranties of JHSS
            --------------------------------------

JHSS represents and warrants to the Fund that:

4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation under the Laws of The Commonwealth of Massachusetts.

4.02 It has corporate power and authority to enter into and perform its obligations under this Agreement.

4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 5   Representations and Warranties of the Fund
            ------------------------------------------

The Fund represents and warrants to JHSS that:

5.01 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts or, in the case of a Maryland corporation, duly organized and existing and in good standing under the laws of the State of Maryland.

5.02 It has the power and authority to enter into and perform this Agreement.

5.03 All proceedings required by the Fund's Declaration of Trust or Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.04 It is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

5.05 A registration statement under the Securities Act of 1933, as amended, with respect to the shares of the Fund subject to this Agreement has become effective, and appropriate state securities law filings have been made and will continue to be made.

Article 6   Indemnification
            ---------------

6.01 JHSS shall not be responsible for, and the Fund shall indemnify and hold JHSS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

     (a) All actions of JHSS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misfeasance.

     (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's bad faith, gross negligence or willful misfeasance or which arise out of the reckless disregard of any representation or warranty of the Fund hereunder.

     (c) The reliance on or use by JHSS or its agents or subcontractors of information, records and documents which (i) are received by JHSS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

     (d) The reliance on, or the carrying out by JHSS or its agents or subcontractors of, any instructions or requests of the Fund.

     (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that Fund Shares be registered in that state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of Shares in that state.

     (f) It is understood and agreed that the assets of the Fund may be used to satisfy the indemnity under this Article 6 only to the extent that the loss, damage, cost, charge, counsel fee, payment, expense and liability arises out of or is attributable to services hereunder with respect to the Shares of such Fund.

6.02 JHSS shall indemnify and hold harmless the Fund from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributed to any action or failure or omission to act by JHSS as a result of JHSS's lack of good faith, negligence or willful misfeasance.

6.03 At any time JHSS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by JHSS under this Agreement, and JHSS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. JHSS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided JHSS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. JHSS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

6.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

6.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 7   Covenants of the Fund and JHSS
            ------------------------------

7.01 The Fund shall promptly furnish to JHSS the following:

     (a) A certified copy of the resolution(s) of the Trustees of the Trust or the Directors of the Corporation authorizing the appointment of JHSS and the execution and delivery of this Agreement.

     (b) A copy of the Fund's Declaration of Trust or Articles of Incorporation and By-Laws and all amendments thereto.

7.02 JHSS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of share certificates and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates and devices.

7.03 JHSS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by
Section 31 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder, JHSS agrees that all such records prepared or maintained by JHSS relating to the services to be performed by JHSS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Act and rules, and will be surrendered to the Fund promptly on and in accordance with the Fund's request.

7.04 JHSS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the consent of the other party to this Agreement, except as may be required by law.

7.05 JHSS agrees that, from time to time or at any time requested by the Fund, JHSS will make reports to the Fund, as requested, of JHSS's performance of the foregoing services.

7.06 JHSS will cooperate generally with the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including registration statements on Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

7.07 In case of any requests or demands for the inspection of the Shareholder records of the Fund, JHSS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. JHSS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 8   No Partnership or Joint Venture
            -------------------------------

8.01 The Fund and JHSS are not currently partners of or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on them.


Article 9   Termination of Agreement
            ------------------------

9.01 This  Agreement may be  terminated by either party upon one hundred  twenty
(120) days' written notice to the other party.

9.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, JHSS reserves the right to charge for any other reasonable expenses associated with such termination (including any expenses, fees and/or penalties associated with JHSS's termination of a subcontract previously entered into pursuant to the authority granted under this Agreement, which subcontract would be terminated due to termination of the Agreement by the Fund; provided, however, that any such expenses, fees and/or penalties arising from such termination by JHSS of the subcontract were commercially reasonable).

Article 10   Assignment
             ----------

10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 11   Amendment
             ---------

11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust or Directors of the Corporation, as the case may be.

Article 12   Massachusetts Law to Apply
             --------------------------

12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the internal substantive laws of The Commonwealth of Massachusetts.

Article 13   Merger of Agreement
             -------------------

13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 14   Limitation on Liability
             -----------------------

14.01 If the Fund is a Massachusetts business trust, JHSS expressly acknowledges the provision in the Fund's Declaration of Trust limiting the personal liability of the trustees and shareholders of the Fund; and JHSS agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between JHSS and the Fund arising out of this Agreement, and JHSS shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund. In any case, each Fund, and each series or portfolio of each Fund, shall be liable only for its own obligations to JHSS under this Agreement and shall not be jointly or severally liable for the obligations of any other Fund, series or portfolio hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                               JOHN HANCOCK FUNDS II, and each Fund listed in Appendix A



                               By:  /s/ Gordon Shone
                                    -----------------------------------------
                                        Gordon Shone
                                        Treasurer


                               JOHN HANCOCK FUNDS III, and each Fund listed in Appendix A


                                By: /s/ Keith F. Hartstein
                                    -----------------------------------------
                                        Keith F. Hartstein
                                        President



                               JOHN HANCOCK SIGNATURE SERVICES, INC.



                               By:  /s/ John Hatch
                                    -----------------------------------------
                                        John Hatch
                                        President and Chief Executive Officer

                                   APPENDIX A

            TRANSFER AGENT FEE SCHEDULE, EFFECTIVE September 2, 2005
            --------------------------------------------------------

     Effective September 2, 2005, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Signature Services, Inc. shall be the following rates plus certain out-of-pocket expenses as described to the Board:

                             ANNUAL RATE PER ACCOUNT
--------------------------------------------------------------------------------------------------- --------------------------------
JOHN HANCOCK FUNDS II           CLASS A     CLASS B     CLASS C      CLASS R3     CLASS R4     CLASS R5     ASSET BASED FEE
                                                                                                            (% OF DAILY NET
                                                                                                            ASSETS)
--------------------------------------------------------------------------------------------------- --------------------------------
Lifestyle Aggressive            $15.00      $17.50      $16.50       $15.00       $15.00       $15.00       0.05%
--------------------------------------------------------------------------------------------------- ------------------------------
Lifestyle Growth                $15.00      $17.50      $16.50       $15.00       $15.00       $15.00       0.05%
--------------------------------------------------------------------------------------------------- ------------------------------
Lifestyle Balanced              $15.00      $17.50      $16.50       $15.00       $15.00       $15.00       0.05%
--------------------------------------------------------------------------------------------------- ------------------------------
Lifestyle Moderate              $15.00      $17.50      $16.50       $15.00       $15.00       $15.00       0.05%
--------------------------------------------------------------------------------------------------- ------------------------------
Lifestyle Conservative          $15.00      $17.50      $16.50       $15.00       $15.00       $15.00       0.05%
--------------------------------------------------------------------------------------------------- --------------------------------

These fees are agreed to by the undersigned as of September 2, 2005.

                                       /s/ Gordon Shone
                                       ------------------------------
                                       JOHN HANCOCK FUNDS II
                                       By: Gordon Shone
                                           Treasurer


                                       /s/ John Hatch
                                       ------------------------------
                                       JOHN HANCOCK SIGNATURE
                                       SERVICES, INC.
                                       By: John Hatch
                                           President and Chief Executive Officer

                             ANNUAL RATE PER ACCOUNT

--------------------------------------------------------------------------------------------------- --------------------------------
JOHN HANCOCK FUNDS III           CLASS A     CLASS B     CLASS C      CLASS I       CLASS R    ASSET BASED FEE
                                                                                               (% OF DAILY NET
                                                                                               ASSETS)
--------------------------------------------------------------------------------------------------- --------------------------------
U.S. Core Fund                  $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
U.S. Quality Equity Fund        $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
Active Value Fund               $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
Intrinsic Value Fund            $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
Growth Fund                     $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
International Core Fund         $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
International Growth Fund       $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
Global Fund                     $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
Value Opportunities Fund        $15.00      $17.50      $16.50       N/A            $15.00      0.05%
-------------------------------------------------------------------------------------------------- ---------------------------------
Growth Opportunities Fund       $15.00      $17.50      $16.50       N/A            $15.00      0.05%
--------------------------------------------------------------------------------------------------- --------------------------------

These fees are agreed to by the undersigned as of September 2, 2005.

                                       /s/ Keith F. Hartstein
                                       ------------------------------
                                       JOHN HANCOCK FUNDS III
                                       By: Keith F. Hartstein
                                           President


                                       /s/ John Hatch
                                       ------------------------------
                                       JOHN HANCOCK SIGNATURE
                                       SERVICES, INC.
                                       By: John Hatch
                                           President and Chief Executive Officer


                                   APPENDIX B
                TRANSFER AGENT BASE AND OUT-OF-POCKET FEES (OOP)
                ------------------------------------------------

BASE FEES
---------

ACCT. TITLE      GENERAL DESCRIPTION                      FUNDS                        ALLOCATION METHODOLOGY

--------------------------------------------------------------------------------------------------- --------------------------------
DST Base Fee     DST complex base charge for              Retail, Retirement &    Allocated by fund by number of open billable
                 utilization of TA2000 system             Institutional           accounts.

------------------------------------------------------------------------------------------------------------------------------------
DST Closed       Represents DST expense associated with   Retail, Retirement &    Allocated by fund by number of CLOSED accounts.
Accounts         maintaining closed accounts on           Institutional
                 recordkeeping system.

--------------------------------------------------------------------------------------------------- --------------------------------
DST CDSC         Represents DST expense, in addition to   Retail Class B & C      Allocated by fund by number of OPEN billable
Charges          open account fee, for tracking and
                 reporting associated with Class B and
                 C accounts (i.e. Sharelot facility).
------------------------------------------------------------------------------------------------------------------------------------

OUT-OF-POCKET EXPENSES (OOP)
----------------------------
ACCT. TITLE      GENERAL DESCRIPTION                      FUNDS                     ALLOCATION METHODOLOGY

------------------------------------------------------------------------------------------------------------------------------------
Confirms and     Category represents the production and   Retail & Institutional    In general, customer output expenses are
Statements       mailing of JHF customer output                                     allocated by fund number of open billable
                 including base stock, postage,                                     accounts.  If fund specific, the total expense
                 printing and mailing of confirms,                                  will be allocated to the applicable fund (s)
                 statements including daily redemption                              only.
                 and replacement checks.
------------------------------------------------------------------------------------------------------------------------------------
Tax Forms        Category represents the production       Retail & Institutional    In general, customer output expenses are
                 and mailing of original (Moore/                                    allocated by fund number of open billable
                 DST Output) and duplicate DST Output))                             accounts.  If fund is specific, the total
                 (DST Output)) tax forms including base                             expense will be allocated to the applicable
                 stock, print costs and will be allocated                           fund only.
                 to the applicable fund only. postage.
------------------------------------------------------------------------------------------------------------------------------------
Dividend/        Represents the production and            Retail & Institutional    These expenses are allocated by fund number of
SWP Checks       mailing of dividend, capital gain and                              accounts coded for cash distributions or SWPs.
                 SWP checks.
------------------------------------------------------------------------------------------------------------------------------------
DST Internet     Category represents all DST Internet     Retail & Institutional    >>   FAN is allocated by fund by number of
                 Products including:                                                     open billable accounts (Retail and
                 >>   FAN:  Shareholder access to                                        Institutional)
                      DST via Internet for account                                  >>   Vision is allocated by fund by number
                      history, portfolio value and                                       of open billable accounts (Retail and
                      transaction processing.                                            Institutional)
                 >>   Vision: Broker/Representative                                 >>   TRAC Internet is allocated by fund
                      access to DST via Internet                                         by number of open billable PPA
                      for account history, portfolio                                     (participant) accounts (Retail Only)
                      value and transaction processing.                             >>   E-delivery is allocated by number of
                 >>   TRAC Internet: Participant                                         open accounts with e-delivery option
                      access to DST via Internet for                                     (Retail Only)
                      account history, portfolio value
                      and transaction processing.
                 >>   E-delivery:  Delivery of
                      quarterly statements
                      electronically.
------------------------------------------------------------------------------------------------------------------------------------
Bank Processing  Fees assessed by banks for processing    Retail, Retirement &      Allocated by fund by number of open billable
                 and reconciliation of transfer agent     Institutional             accounts
                 DDAs. Includes BONY, FSB&T.
------------------------------------------------------------------------------------------------------------------------------------
Check Writing    Represents expenses associated with      Retail Class A only       Allocated by fund (only funds that offer check
                 the productions nd mailing, including                              writing privilege) by # of open billable
                 base stock and postage, of check                                   accounts coded for check writing. As of
                 writing checkbooks by John Harland as                              1/5/2004, the following funds offer check
                 well as First Signature Bank                                       writing:
                 reconciliation charges.
                                                                                    FUND #        FUND NAME
                                                                                    ------        ---------
                                                                                    43        US Government Cash Reserve
                                                                                    44        Money Market
                                                                                    55        Intermediate Government Income Fund
                                                                                    56        Government Income Fund
                                                                                    91        Strategic Income Fund


------------------------------------------------------------------------------------------------------------------------------------
National         Represents Fund/SERV and networking      Retail, Retirement &      Allocated by fund by number of open billable
Securities       fees charged by National Securities      Institutional             accounts  that are NSCC eligible
Clearing         Clearing Corporation (NSCC).
Corporation
(NSCC) Non-
DST
------------------------------------------------------------------------------------------------------------------------------------

(NSCC) Non-
DST
------------------------------------------------------------------------------------------------------------------------------------
Miscellaneous    Includes one time fees/credits which     Retail & Institutional    Allocated asexpense dictates
                 are not applicable to an existing OOP
                 category. If the fee is recurring, a
                 separate category may be established.
------------------------------------------------------------------------------------------------------------------------------------

                TRANSFER AGENT BASE AND OUT-OF-POCKET FEES (OOP)

ACCT. TITLE      GENERAL DESCRIPTION                      FUNDS                     ALLOCATION METHODOLOGY
------------------------------------------------------------------------------------------------------------------------------------
800 Line         Represents telephone usage and           Retail & Institutional    Allocated by 800 by product/fund by number of
Charges          related expenses assessed by AT&T and                              open billable accounts
                 DST including automated voice
                 response.
------------------------------------------------------------------------------------------------------------------------------------
TRAC 2000        Expenses associated with utilizing       Retail & Institutional    Allocated by fund by number of open billable
Audio            DST's automated voice response                                     PPA (participant) accounts
Response         product for retirement plans
                 (participants).
------------------------------------------------------------------------------------------------------------------------------------
TRAC 2000        Represents programming expenses          Retail & Institutional    Allocated by fund by number of open billable
Dedicated        associated with DST TRAC development                               PPA (participant) accounts
Programmer       initiatives.
------------------------------------------------------------------------------------------------------------------------------------
Programming/     Represents programming expenses          Retail & Institutional    Allocated by fund and number of open billable
Development      assessed by non-DST 3rd party                                      accounts (unless expense is specific to fund).
                 business partners.  DST Output,
                 Informa programming falls into this
                 category.
------------------------------------------------------------------------------------------------------------------------------------
DST              Represents charges associated with       Retail,  Retirement &     Allocated by fund by number of open billable
PowerSelect      using PowerSelect which is a PC-based    Institutional             accounts
                 ad hoc reporting tool that provides
                 the ability to run queries on
                 shareholder account and transaction
                 data to generate reports, labels, and
                 other output, including magnetic
                 media.
------------------------------------------------------------------------------------------------------------------------------------
TRAC 2000        Includes the following DST charges:      Retail & Institutional    Allocated by fund by number of closed PPA
Participant Fees Participant Fees, Outside Investment                               (participant) accounts.  Non-funded SIMPLES and
                 Vehicles, Participant without Money                                403bs should be allocated as fund billable
                 Fees for SIMPLE, 403b and 401k funded                              expenses.
                 and non-funded participant positions
                 maintained on TRAC20000.
------------------------------------------------------------------------------------------------------------------------------------
DST              Represents programming expenses          Retail, Retirement &      Allocated by fund by number of open billable
Programming      associated with DST development          Institutional             accounts
                 initiatives.
------------------------------------------------------------------------------------------------------------------------------------
DST Data         Technology costs associated with         Retail, Retirement &      Allocated by fund by number of open billable
Communication    maintaining remote access to DST         Institutional             accounts

------------------------------------------------------------------------------------------------------------------------------------
DST              Additional cost assessed by DST for      Retail, Retirement &      Allocated by fund by number of open billable
Comp/Recon       the use of the Comp/Recon subsystem.     Institutional             accounts
                 JHSS Control Department uses this
                 system for automated reconciliation.

------------------------------------------------------------------------------------------------------------------------------------
DST National     Per fund/cusip fee assessed by DST       Retail, Retirement &      Allocated by fund
Securities       for processing through the NSCC.         Institutional             As of 10/24/03 per M. Heffernan/Dick Moloy:
Clearing                                                                            Allocate All Class R (except Fund 211-R) to
Corporation                                                                         cost center 5306-4403000 not as an OOP.
(NSCC)
------------------------------------------------------------------------------------------------------------------------------------
DST Audio        Expenses associated with utilizing       Retail & Institutional    Allocated by fund by number of open billable
Response         DST's automated voice response                                     accounts
                 products
------------------------------------------------------------------------------------------------------------------------------------
DST Computer     Production and mailing of tapes (i.e.    Retail, Retirement &      Allocated by fund by number of open billable
Tapes            tapes/cartridges for tax reporting,      Institutional             accounts
                 labels, admark, forms, proxies, etc.)
------------------------------------------------------------------------------------------------------------------------------------
DST Express Mail Charges associated with air delivery     Retail, Retirement &      Allocated by fund by number of open billable
                 of tapes, cartridges, etc.               Institutional             accounts

------------------------------------------------------------------------------------------------------------------------------------
DST Microfiche   Represents the production and            Retail, Retirement &      Allocated by fund by number of open billable
                 delivery, including base stock           Institutional             accounts
                 of microfilm/fiche reports and
                 statements by non-DST 3rd parties.
------------------------------------------------------------------------------------------------------------------------------------
DST Disaster     Represents fee associated with           Retail, Retirement &      Allocated by fund by number of open billable
Recovery         subscribing to DST disaster recovery     Institutional             accounts
                 program
------------------------------------------------------------------------------------------------------------------------------------
DST Compliance   Represents fees associated with the      Retail, Retirement &      Lost Shareholder Search/Tracking and Identity
Products         following DST products:                  Institutional             Check: Allocated by fund by number of open
                 >>   Lost Shareholder Search                                       billable accounts
                 >>   Lost Shareholder Tracking
                 >>   Identity Check (11/24/03                                      Short Term Trader: Allocated by specific fund
                      Formerly - Early Warning New
                      Account)
                 >>   Short Term Trader
------------------------------------------------------------------------------------------------------------------------------------

                TRANSFER AGENT BASE AND OUT-OF-POCKET FEES (OOP)
                ------------------------------------------------

ACCT. TITLE      GENERAL DESCRIPTION                      FUNDS                          ALLOCATION METHODOLOGY
------------------------------------------------------------------------------------------------------------------------------------
Other-           Monthly credit representing interest     Retail, Retirement &      Allocated by fund by number of open billable
Reimbursement    earned in DDAs for JHF                   Institutional             accounts

------------------------------------------------------------------------------------------------------------------------------------

** THE INSTITUTIONAL PORTION OF THE TA BASE AND OOP FEES ARE WAIVED AND ALLOCATED TO THE TRANSFER AGENT.


NON JHSS TRANSFER AGENT OOP FEES
ACCT. TITLE      GENERAL DESCRIPTION                      FUNDS                     ALLOCATION METHODOLOGY

------------------------------------------------------------------------------------------------------------------------------------
Omnibus          Represents participant servicing fees    Retail                    Allocated to specific funds by number of
Fees             assessed by various Dealers for                                    participants participating in omnibus positions.
                 sub-accounts within the omnibus
                 positions.
------------------------------------------------------------------------------------------------------------------------------------
Participant      Represents participant servicing fees    Retail                    Allocated to specific funds participating in IIO
Servicing        assessed for participation in various                              arrangements.
Fees             retirement platforms.
------------------------------------------------------------------------------------------------------------------------------------
National         Represents Charles Schwab mutual fund    Retail                    Allocated to specific funds participating in
Accounts         service fees                                                       Charles Schwab platform.  Specific allocation
                                                                                    to be provided by National Accounts.

------------------------------------------------------------------------------------------------------------------------------------

** THE INSTITUTIONAL PORTION OF THE NON-JHSS TRANSFER AGENT OOP FEES ARE WAIVED AND ALLOCATED TO JHF.
                                      B-4